Exhibit 99.1


                              FOR IMMEDIATE RELEASE

American Home Mortgage Investment Corp. Delays Payment of Quarterly Common Stock
               and Series A and Series B Preferred Stock Dividends

MELVILLE, N.Y.--July 27, 2007 - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today that its Board of Directors has decided to delay payment of its quarterly cash dividend on the Company's common stock and anticipates delaying payment of its quarterly cash dividends on its Series A Cumulative Redeemable Preferred Stock and Series B Cumulative Redeemable Preferred Stock in order to preserve liquidity until it obtains a better understanding of the impact that current market conditions in the mortgage industry and the broader credit market will have on the Company's balance sheet and overall liquidity. The disruption in the credit markets in the past few weeks has been unprecedented in the Company's experience and has caused major write-downs of its loan and security portfolios and consequently has caused significant margin calls with respect to its credit facilities.

The quarterly cash dividend of $0.70 per share on the Company's common stock had been declared on June 15, 2007 and was to be paid on July 27, 2007 to all shareholders of record as of July 9, 2007. The Series A Preferred Stock dividend and Series B Preferred Stock dividend had been declared on June 15, 2007 and are payable on July 31, 2007, to shareholders of record as of July 9, 2007.

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated loans and mortgage-backed securities, and, through its taxable subsidiaries, from originating and selling mortgage loans and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices and mortgage brokers as well as purchased from correspondent lenders, and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com